                                                                    Exhibit 4.10

                                                        DATED: DECEMBER 28, 2005

     NEITHER THIS  DEBENTURE  NOR THE  SECURITIES  INTO WHICH THIS  DEBENTURE IS
     CONVERTIBLE   HAVE  BEEN   REGISTERED  WITH  THE  SECURITIES  AND  EXCHANGE
     COMMISSION  OR THE  SECURITIES  COMMISSION OF ANY STATE IN RELIANCE UPON AN
     EXEMPTION  FROM  REGISTRATION  UNDER THE SECURITIES ACT OF 1933, AS AMENDED
     (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT
     PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR
     PURSUANT TO AN AVAILABLE  EXEMPTION  FROM, OR IN A TRANSACTION  NOT SUBJECT
     TO, THE  REGISTRATION  REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE
     WITH APPLICABLE STATE SECURITIES LAWS.

No. CCP-2                                                             $1,000,000

                               CEPTOR CORPORATION

                          SECURED CONVERTIBLE DEBENTURE

                              DUE DECEMBER 28, 2008

     This Secured  Convertible  Debenture (the  "DEBENTURE") is issued by CEPTOR
CORPORATION,   a  Delaware  corporation  (the  "Obligor"),  to  CORNELL  CAPITAL
PARTNERS,  LP (the  "HOLDER"),  pursuant  to that  certain  Securities  Purchase
Agreement (the "SECURITIES PURCHASE AGREEMENT") of even date herewith.

     FOR VALUE RECEIVED, the Obligor hereby promises to pay to the Holder or its successors  and assigns the  principal sum of One Million  Dollars  ($1,000,000)
together  with accrued but unpaid  interest on or before  December 28, 2008 (the
"MATURITY DATE") in accordance with the following terms:

     INTEREST. Interest shall accrue on the outstanding principal balance hereof at an annual rate equal to eight percent (8%).  Interest  shall be calculated on the basis of a 360-day year and the actual number of days elapsed, to the extent permitted by applicable  law.  Interest  hereunder will be paid to the Holder or its  assignee  (as  defined  in  Section  5) in whose  name  this  Debenture  is registered on the records of the Obligor regarding registration and transfers of
Debentures (the "DEBENTURE REGISTER").

     RIGHT OF REDEMPTION.  The Obligor at its option shall have the right,  with three (3) business days advance  written notice (the  "REDEMPTION  NOTICE"),  to redeem a portion or all amounts  outstanding  under this Debenture  prior to the
Maturity  Date.  If the  Closing Bid Price of the  Obligor's  Common  Stock,  as
reported  by  Bloomberg,  LP, is less  than the  Fixed  Price at the time of the
Redemption Notice, the Obligor shall pay an amount equal to the principal amount being  redeemed  plus a redemption  premium  equal to eight  percent (8%) of the principal amount being redeemed  ("REDEMPTION  PREMIUM"),  and accrued interest,
(collectively referred to as the "REDEMPTION AMOUNT").

     In the event the Closing Bid Price of the  Obligor's  Common Stock is above the Fixed Price at the time of a Redemption  Notice the Obligor can redeem fifty percent (50%) of the principal  amounts  outstanding under this Debenture at the
Redemption  Amount and the  remaining  fifty percent (50%) at the greater of (i)
the Redemption  Amount and (ii) the market value of this Debenture's  underlying common stock on an as  converted  basis  utilizing  the Closing Bid Price of the
Company's Common Stock on the day of the Redemption Notice.

     The Obligor shall deliver to the Holder the Redemption  Amount on the third
(3rd) business day after the Redemption Notice.

     Notwithstanding the foregoing, in the event that the Obligor has elected to redeem a portion of the outstanding  principal amount and accrued interest under this  Debenture  the Holder  shall be permitted to convert all or any portion of this Debenture during such three (3) business day period.

     In the event the Obligor  exercises a redemption of either all or a portion of the outstanding  principal  amounts plus accrued interest due and outstanding under this debenture as outlined  herein,  the Holder shall receive a warrant to purchase twenty five thousand  (25,000) shares of the Company's Common Stock for
every  One  Hundred  Thousand  Dollars  ($100,000)  redeemed,   pro  rata.  (the
"WARRANT")  The  Warrant  shall be  exercisable  on a "cash  basis"  and have an exercise  price of one hundred five  percent  (105%) of the Closing Bid Price of the Obligor's Common Stock on the Closing Date, as quoted by Bloomberg,  LP, per share. The Warrant shall have "piggy-back" registration rights and shall survive for three (3) years from the Closing Date.

     SECURITY AGREEMENTS. This Debenture is secured by a Security Agreement (the
"SECURITY AGREEMENT") of even date herewith between the Obligor and the Holder.

     CONSENT OF HOLDER TO SELL CAPITAL  STOCK OR GRANT  SECURITY  INTERESTS.  So
long  as any  principal  or  interest  on  this  Debenture  remains  unpaid  and unconverted,  the Obligor shall not,  without the prior  written  consent of the
Holder,  (i)  issue or sell  shares  of  Common  Stock or  Preferred  Stock at a discount equal to or greater than  twenty-five  percent (25%) of the Closing Bid
Price of the Common Stock determined immediately prior to such issuance or sale,
(ii) issue any warrant,  option,  right,  contract,  call, or other  security or instrument  granting the holder  thereof the right to acquire  Common Stock at a discount equal to or greater than  twenty-five  percent (25%) of the Closing Bid
Price of the Common Stock determined  immediately prior to such issuance , (iii)
enter into any security  instrument  granting the holder a security  interest in any and all assets of the Obligor,  or (iv) file any  registration  statement on
Form S-8 registering more than one million  (1,000,000)  shares of the Company's
Common Stock to be issued  pursuant to the  Company's  bonafide  employee  stock option plan.

     So long as any principal or interest on this  Debenture  remains unpaid and unconverted, the Obligor shall not, without five (5) business days prior written notice to the  Holder,  (i) issue or sell  shares of Common  Stock or  preferred stock at any discount  less than  twenty-five  percent  (25%) of the Closing Bid
Price of the Common Stock determined immediately prior to such issuance or sale, or (ii) issue any warrant,  option, right, contract,  call, or other security or instrument  granting the holder thereof the right to acquire Common Stock at any discount  less than  twenty-five  percent  (25%) of the Closing Bid Price of the
Common Stock determined immediately prior to such issuance.

     Notwithstanding  the above, the Obligor shall not be required to obtain the consent of the Holder with respect to the Obligor's proposed  stockholder rights plan (the  "RIGHTS  PLAN") but shall be required  to provide the Holder  written notice ten (10) days prior to such issuance.

     RIGHTS  OF FIRST  REFUSAL.  So long as any  portion  of this  Debenture  is outstanding (including principal or accrued interest), if the Obligor intends to raise  additional  capital  by the  issuance  or sale of  capital  stock  of the
Obligor,  including without  limitation shares of any class of Common Stock, any class of preferred stock, options,  warrants or any other securities convertible or exercisable into shares of Common Stock (whether the offering is conducted by the Obligor, underwriter,  placement agent or any third party) the Obligor shall be obligated to offer to the Holder ten percent (10%) of such total  issuance or sale of capital stock,  by providing in writing the principal  amount of capital it intends to raise and outline of the  material  terms of such  capital  raise, prior to the  offering  such  issuance  or sale of  capital  stock to any  third parties including,  but not limited to, current or former officers or directors, current or former  shareholders  and/or investors of the obligor,  underwriters, brokers,  agents or other  third  parties,  provided  however the right of first refusal shall not apply to the Obligor's  current  equity  financing with Fusion
Capital Fund II, LLC ("FUSION  CAPITAL") and the  Obligor's  bonafide 2004 Stock
Incentive  Plan.  The Holder shall have five (5)  business  days from receipt of such notice of the sale or issuance of capital  stock to accept or reject all or a portion of such capital raising offer.

     This Debenture is subject to the following additional provisions:

     SECTION 1.     This  Debenture  is  exchangeable  for  an  equal  aggregate principal  amount  of  Debentures  of  different  authorized  denominations,  as requested by the Holder  surrendering  the same. No service  charge will be made for such registration of transfer or exchange.

     SECTION 2.     EVENTS OF DEFAULT.

     (a)  An "EVENT OF  DEFAULT",  wherever  used  herein,  means any one of the following  events  (whatever  the reason and  whether it shall be  voluntary  or involuntary or effected by operation of law or pursuant to any judgment,  decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

          (i)    Any default in the payment of the principal of,  interest on or other charges in respect of this Debenture,  free of any claim of subordination, which  remains  uncured for ten (10)  consecutive  Business  Days after the same shall have become due and payable  (whether on a Conversion Date or the Maturity
Date or by acceleration or otherwise);

          (ii)   The  Obligor  shall  fail  to  observe  or  perform  any  other covenant,  agreement or warranty contained in, or otherwise commit any breach or default of any provision of this Debenture  (except as may be covered by Section
2(a)(i)  hereof) or any  Transaction  Document  (as defined in Section 5) in any material respect which is not cured within the time prescribed;

          (iii)  The Obligor shall commence, or there shall be commenced against the  Obligor  under  any  applicable  bankruptcy  or  insolvency  laws as now or hereafter in effect or any successor thereto, or the Obligor commences any other proceeding under any reorganization,  arrangement, adjustment of debt, relief of
debtors,   dissolution,   insolvency  or  liquidation  or  similar  law  of  any
jurisdiction whether now or hereafter in effect relating to the Obligor or there is  commenced  against  the  Obligor any such  bankruptcy,  insolvency  or other proceeding which remains  undismissed for a period of 61 days; or the Obligor is adjudicated  insolvent  or  bankrupt;  or any  order of  relief  or other  order approving  any such case or proceeding  is entered;  or the Obligor  suffers any appointment of any custodian,  private or court  appointed  receiver or the like for it or any substantial  part of its property which continues  undischarged or unstayed  for a period of sixty one (61) days;  or the  Obligor  makes a general assignment  for the benefit of  creditors;  or the Obligor shall fail to pay, or shall  state  that it is  unable to pay,  or shall be  unable to pay,  its debts generally  as they  become  due;  or the  Obligor  shall  call a meeting  of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or the Obligor shall by any act or failure to act expressly  indicate its consent to,  approval of or  acquiescence  in any of the  foregoing;  or any corporate  or other  action is taken by the Obligor for the purpose of effecting any of the foregoing;

          (iv)   The Obligor shall default in any of its  obligations  under any other debenture or any mortgage,  credit agreement or other facility,  indenture agreement,  factoring  agreement  or other  instrument  under which there may be issued,  or by which  there may be secured or  evidenced  any  indebtedness  for borrowed money or money due under any long term leasing or factoring arrangement of the Obligor in an amount exceeding  $100,000,  whether such  indebtedness now exists or shall  hereafter  be created  and such  default  shall  result in such indebtedness  becoming or being  declared  due and payable  prior to the date on which it would otherwise become due and payable;

          (v)    The Common Stock shall cease to be quoted for trading or listed for trading on either the Nasdaq OTC Bulletin  Board  ("OTC"),  Nasdaq  SmallCap
Market, New York Stock Exchange,  American Stock Exchange or the Nasdaq National
Market (each, a "SUBSEQUENT MARKET") and shall not again be quoted or listed for trading thereon within five (5) Trading Days of such delisting;

          (vi)   The  Obligor  shall  be  a  party  to  any  Change  of  Control
Transaction (as defined in Section 5);

          (vii)  The  Obligor   shall  fail  to  file  the   Underlying   Shares
Registration Statement (as defined in Section 5) with the Commission (as defined in Section 5), or the Underlying  Shares  Registration  Statement shall not have been declared effective by the Commission,  in accordance with the provisions of
Sections  2(b)  and  2(c)  of  the  Investor   Registration   Rights   Agreement
("REGISTRATION  RIGHTS AGREEMENT") of even date herewith between the Obligor and the Holder;

          (viii) If the  effectiveness  of the  Underlying  Shares  Registration
Statement  lapses for any reason or the Holder  shall not be permitted to resell the shares of Common Stock underlying this Debenture under the Underlying Shares
Registration  Statement,  in either  case,  for more  than five (5)  consecutive
Trading  Days  or an  aggregate  of  eight  Trading  Days  (which  need  not  be consecutive Trading Days);

          (ix)   The  Obligor  shall  fail,  due to actions of the  Obligor,  to deliver Common Stock  certificates  to a Holder prior to the fifth (5th) Trading
Day after a Conversion  Date or the Obligor shall provide  notice to the Holder, including by way of public  announcement,  at any time,  of its intention not to comply with requests for  conversions of this  Debenture in accordance  with the terms hereof;

          (x)    The Obligor shall fail for any reason to deliver the payment in cash  pursuant to a Buy-In (as defined  herein)  within three (3) Business  Days after notice is claimed delivered hereunder;

     (b)  During the time that any portion of this Debenture is outstanding,  if any Event of Default has occurred,  the full principal amount of this Debenture, together with interest and other amounts owing in respect  thereof,  to the date of  acceleration  shall become at the  Holder's  election,  immediately  due and payable in cash,  PROVIDED  HOWEVER,  the Holder may request  (but shall have no obligation  to request)  payment of such amounts in Common Stock of the Obligor.
In addition to any other remedies,  the Holder shall have the right (but not the obligation)  to convert this Debenture at any time after (x) an Event of Default or (y) the Maturity Date at the Conversion Price then in-effect. The Holder need not provide and the Obligor hereby waives any  presentment,  demand,  protest or other notice of any kind, and the Holder may immediately and without  expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by Holder at any time prior to payment hereunder. No such rescission or annulment  shall affect any subsequent  Event of Default or impair any right  consequent  thereon.  Upon an Event of Default,  notwithstanding  any other provision of this Debenture or any Transaction Document,  the Holder shall have no obligation to comply with or adhere to any  limitations,  if any, on the conversion of this Debenture or the sale of the Underlying Shares.

     SECTION 3.     CONVERSION.

     (a)  CONVERSION AT OPTION OF HOLDER.

          (i)    This Debenture shall be convertible into shares of Common Stock at the  option of the  Holder,  in whole or in part at any time and from time to time,  after the  Original  Issue Date (as defined in Section 5) (subject to the limitations  on  conversion  set forth in Section  3(b)  hereof).  The number of shares of Common Stock issuable upon a conversion  hereunder equals the quotient obtained  by  dividing  (x)  the  outstanding  amount  of this  Debenture  to be converted  by (y) the  Conversion  Price (as  defined in Section  3(c)(i)).  The
Obligor shall use its best efforts to deliver Common Stock  certificates  to the
Holder prior to the Fifth (5th) Trading Day after a Conversion Date.

          (ii)   Notwithstanding  anything to the contrary  contained herein, if on any  Conversion  Date:  (1) the number of shares of Common  Stock at the time authorized, unissued and unreserved for all purposes, or held as treasury stock, is  insufficient  to pay  principal  and interest  hereunder in shares of Common
Stock; (2) the Common Stock is not listed or quoted for trading on the OTC or on a  Subsequent  Market;  (3)  the  Obligor  has  failed  to  timely  satisfy  its conversion; or (4) the issuance of such shares of Common Stock would result in a violation of Section 3(b),  then, at the option of the Holder,  the Obligor,  in lieu of delivering  shares of Common Stock  pursuant to Section  3(a)(i),  shall deliver,  within three (3) Trading Days of each applicable  Conversion  Date, an amount in cash equal to the product of the  outstanding  principal  amount to be converted plus any interest due therein divided by the Conversion Price,  chosen by the Holder,  and  multiplied  by the highest  closing price of the stock from date of the conversion notice till the date that such cash payment is made.

     Further, if the Obligor shall not have delivered any cash due in respect of conversion  of this  Debenture  or as payment of  interest  thereon by the fifth
(5th) Trading Day after the  Conversion  Date,  the Holder may, by notice to the
Obligor, require the Obligor to issue shares of Common Stock pursuant to Section
3(c), except that for such purpose the Conversion Price applicable thereto shall be the lesser of the Conversion  Price on the Conversion Date and the Conversion
Price on the date of such Holder demand.  Any such shares will be subject to the provisions of this Section.

          (iii)  The  Holder  shall  effect  conversions  by  delivering  to the
Obligor  a  completed  notice  in the  form  attached  hereto  as  Exhibit  A (a
"CONVERSION NOTICE").  The date on which a Conversion Notice is delivered is the
"CONVERSION  DATE." Unless the Holder is converting the entire  principal amount outstanding  under this  Debenture,  the Holder is not  required  to  physically surrender  this  Debenture  to the  Obligor  in  order  to  effect  conversions.
Conversions  hereunder  shall  have  the  effect  of  lowering  the  outstanding principal  amount of this Debenture plus all accrued and unpaid interest thereon in an amount  equal to the  applicable  conversion.  The Holder and the  Obligor shall maintain  records showing the principal  amount  converted and the date of such conversions.

     (b)  CERTAIN CONVERSION RESTRICTIONS.

          (i)    A Holder may not convert this  Debenture  or receive  shares of
Common Stock as payment of interest  hereunder to the extent such  conversion or receipt of such interest  payment would result in the Holder,  together with any affiliate thereof, beneficially owning (as determined in accordance with Section
13(d) of the Exchange  Act and the rules  promulgated  thereunder)  in excess of
4.9% of the then issued and outstanding shares of Common Stock, including shares issuable upon  conversion of, and payment of interest on, this Debenture held by such Holder  after  application  of this  Section.  Since the Holder will not be obligated  to report to the Obligor the number of shares of Common  Stock it may hold at the time of a conversion hereunder, unless the conversion at issue would result in the  issuance of shares of Common  Stock in excess of 4.9% of the then outstanding  shares of Common Stock without regard to any other shares which may be beneficially  owned by the Holder or an affiliate  thereof,  the Holder shall have the authority and obligation to determine whether the restriction contained in this Section will limit any particular conversion hereunder and to the extent that  the  Holder  determines  that the  limitation  contained  in this  Section applies,  the  determination  of which portion of the  principal  amount of this

Debenture is  convertible  shall be the  responsibility  and  obligation  of the
Holder.  If the Holder has delivered a Conversion  Notice for a principal amount of this  Debenture  that,  without regard to any other shares that the Holder or its affiliates may  beneficially  own, would result in the issuance in excess of the permitted amount hereunder, the Obligor shall notify the Holder of this fact and shall honor the conversion for the maximum  principal amount permitted to be converted on such Conversion  Date in accordance  with the periods  described in
Section  3(a)(i) and, at the option of the Holder,  either  retain any principal amount tendered for conversion in excess of the permitted  amount  hereunder for future  conversions or return such excess  principal  amount to the Holder.  The provisions  of this Section may be waived by a Holder (but only as to itself and not to any other Holder) upon not less than 65 days prior notice to the Obligor.
Other Holders shall be unaffected by any such waiver.

     (c)  CONVERSION PRICE AND ADJUSTMENTS TO CONVERSION PRICE.

          (i)    The Holder shall be entitled to convert, at its sole option, at any time a portion or all amounts of principal and interest due and  outstanding under this Debenture into shares of the Obligor's  Common Stock at the lesser of
(i) a price equal to one hundred five percent (105%) of the Closing Bid Price of the  Obligor's  Common Stock on the day prior to the date  hereof,  as quoted by
Bloomberg,  LP (the  "FIXED  PRICE") or (ii) ninety  five  percent  (95%) of the lowest  closing  Bid Price of the  Obligor's  Common  Stock for the twenty  (20)
Trading Days  immediately  preceding the Conversion Date as quoted by Bloomberg,
LP.  (the  "FLOATING  Price").  (the  Fixed  Price  and the  Floating  Price are
collectively  referred to as the "CONVERSION PRICE") The Conversion Price may be
adjusted pursuant to the other terms of this Debenture.

     In the event that the Holder is  effectuating  conversion  pursuant  to the
Floating  Price the Holder  shall only be  entitled to convert up to One Hundred
Fifty Thousand  Dollars  ($150,000) of principal due and outstanding  under this
Debenture into shares of the Obligor's  Common Stock in any thirty (30) calendar day period,  unless  otherwise  waived by the Obligor,  provided  however in the event the  Obligor  issues or sell  shares of  Common  Stock,  preferred  stock, warrants,  options,  rights,  contracts,  calls, or other security or instrument granting the holder thereof the right to acquire Common Stock at any discount of the Closing Bid Price of the Common Stock  determined  immediately  prior to its issuance, the Holder shall be entitled to convert without limitation.

          (ii)   If  the   Obligor,   at  any  time  while  this   Debenture  is
outstanding,  shall (a) pay a stock dividend or otherwise make a distribution or distributions  on  shares  of its  Common  Stock or any  other  equity or equity
equivalent   securities  payable  in  shares  of  Common  Stock,  (b)  subdivide outstanding  shares of Common Stock into a larger number of shares,  (c) combine
(including  by way of reverse  stock split)  outstanding  shares of Common Stock into a smaller number of shares, or (d) issue by  reclassification  of shares of the  Common  Stock any shares of capital  stock of the  Obligor,  then the Fixed
Price  shall be  multiplied  by a fraction of which the  numerator  shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and of which the denominator  shall be the number of shares of
Common Stock  outstanding after such event. Any adjustment made pursuant to this
Section  shall  become  effective  immediately  after  the  record  date for the determination of stockholders  entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

          (iii)  If  the   Obligor,   at  any  time  while  this   Debenture  is
outstanding,  shall issue  rights,  options or warrants to all holders of Common
Stock (and not to the Holder) entitling them to subscribe for or purchase shares of Common Stock,  except  pursuant to the Rights Plan, at a price per share less than the Fixed Price, then the Fixed Price shall be multiplied by a fraction, of which  the  denominator  shall be the  number  of  shares  of the  Common  Stock
(excluding  treasury shares, if any) outstanding on the date of issuance of such rights or warrants (plus the number of additional shares of Common Stock offered for subscription or purchase), and of which the numerator shall be the number of shares of the Common Stock (excluding  treasury  shares,  if any) outstanding on the date of issuance of such rights or warrants, plus the number of shares which the  aggregate  offering  price of the total  number of shares so offered  would purchase at the Fixed Price.  Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective  immediately after the record date for the  determination  of  stockholders  entitled to receive  such rights, options or warrants.  However,  upon the expiration of any such right, option or warrant to purchase shares of the Common Stock the issuance of which resulted in an  adjustment in the Fixed Price  pursuant to this Section,  if any such right, option or  warrant  shall  expire and shall not have been  exercised,  the Fixed
Price  shall  immediately  upon such  expiration  be  recomputed  and  effective immediately  upon such  expiration be increased to the price which it would have been (but  reflecting any other  adjustments in the Fixed Price made pursuant to the  provisions  of this Section  after the issuance of such rights or warrants)
had the  adjustment  of the Fixed Price made upon the  issuance of such  rights, options or  warrants  been made on the basis of  offering  for  subscription  or purchase only that number of shares of the Common Stock actually  purchased upon the exercise of such rights, options or warrants actually exercised.

          (iv)   If the Obligor as applicable,  at any time while this Debenture is outstanding,  shall issue shares of Common Stock or rights, warrants, options or other securities or debt that are convertible into or exchangeable for shares of  Common  Stock  ("COMMON  STOCK  EQUIVALENTS")  except  with  respect  to the
Obligor's existing convertible notes with Harbor Trust,  entitling any Person to acquire  shares of Common Stock,  at a price per share less than the Fixed Price
(if the holder of the Common Stock or Common Stock Equivalent so issued shall at any time, whether by operation of purchase price adjustments,  reset provisions, floating  conversion,  exercise  or  exchange  prices  or  otherwise,  or due to warrants,  options or rights per share which is issued in  connection  with such issuance,  be  entitled  to receive  shares of Common  Stock to be issued by the obligor at a price per share which is less than the Fixed Price,  such  issuance shall be deemed to have  occurred for less than the Fixed  Price),  then, at the sole  option of the  Holder,  the Fixed  Price  shall be  adjusted to mirror the conversion,  exchange or purchase  price for such Common  Stock or Common  Stock
Equivalents  (including any reset provisions  thereof) at issue. Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued.
The Obligor  shall notify the Holder in writing,  no later than two (2) Business
Days  following  the  issuance of any Common  Stock or Common  Stock  Equivalent subject to this Section, indicating therein the applicable issuance price, or of applicable  reset price,  exchange  price,  conversion  price and other  pricing terms.  No adjustment  under this Section shall be made as a result of issuances and exercises of options,  warrants or stock grants to purchase shares of Common
Stock issued for  compensatory  purposes  pursuant to any of the Obligor's stock option or stock purchase plans.

          (v)    If  the   Obligor,   at  any  time  while  this   Debenture  is
outstanding,  shall  distribute  to all holders of Common  Stock (and not to the
Holder)  evidences  of its  indebtedness  or assets or  rights  or  warrants  to subscribe for or purchase any  security,  then in each such case the Fixed Price at which this Debenture shall  thereafter be convertible  shall be determined by multiplying the Fixed Price in effect immediately prior to the record date fixed for  determination  of stockholders  entitled to receive such  distribution by a fraction of which the denominator  shall be the Closing Bid Price  determined as of the record date  mentioned  above,  and of which the numerator  shall be such
Closing Bid Price on such  record  date less the then fair market  value at such record  date of the  portion  of such  assets or  evidence  of  indebtedness  so distributed  applicable  to one (1)  outstanding  share of the  Common  Stock as determined by the Obligor's Board of Directors in good faith. In either case the adjustments  shall be  described  in a  statement  provided to the Holder of the
portion  of  assets  or  evidences  of   indebtedness  so  distributed  or  such
subscription rights applicable to one (1) share of Common Stock. Such adjustment shall be made whenever any such  distribution is made and shall become effective immediately after the record date mentioned above.

          (vi)   In case of any  reclassification  of the  Common  Stock  or any compulsory  share exchange  pursuant to which the Common Stock is converted into other  securities,  cash or  property,  at any  time  while  this  Debenture  is outstanding,  the Holder shall have the right thereafter to, at its option,  (A)
convert the then  outstanding  principal  amount,  together with all accrued but unpaid  interest and any other  amounts then owing  hereunder in respect of this
Debenture  into the  shares  of stock and other  securities,  cash and  property receivable  upon or deemed to be held by holders of the Common  Stock  following such reclassification or share exchange,  and the Holder of this Debenture shall be  entitled  upon such  event to receive  such  amount of  securities,  cash or property as the shares of the Common  Stock of the  Obligor  into which the then outstanding principal amount,  together with all accrued but unpaid interest and any other amounts then owing  hereunder in respect of this Debenture  could have been  converted  immediately  prior to such  reclassification  or share exchange would have been entitled,  or (B) require the Obligor to prepay the  outstanding principal amount of this Debenture,  plus all interest and other amounts due and payable  thereon.  The  entire  prepayment  price  shall be paid in  cash.  This provision  shall  similarly  apply  to  successive  reclassifications  or  share exchanges.

          (vii)  The  Obligor  shall  maintain a share  reserve of not less than five  hundred  percent  (500%)  of the  shares  of Common  Stock  issuable  upon conversion of this  Debenture;  and within three (3) Business Days following the receipt  by the  Obligor  of a  Holder's  notice  that  such  minimum  number of
Underlying  Shares is not so  reserved,  the Obligor  shall  promptly  reserve a sufficient number of shares of Common Stock to comply with such requirement.

          (viii) All  calculations  under this  Section 3 shall be rounded up to the nearest $0.001 or whole share.

          (ix)   Whenever the Conversion Price is adjusted pursuant to Section 3 hereof, the Obligor shall promptly mail to the Holder a notice setting forth the
Conversion  Price after such  adjustment and setting forth a brief  statement of the facts requiring such adjustment.

          (x)    If at any time  while this  Debenture  is  outstanding  (A) the
Obligor  shall  declare a  dividend  (or any other  distribution)  on the Common
Stock; (B) the Obligor shall declare a special  nonrecurring cash dividend on or a redemption of the Common Stock;  (C) the Obligor shall  authorize the granting to all  holders of the Common  Stock  rights or  warrants  to  subscribe  for or purchase  any  shares  of  capital  stock of any class or of any  rights  except pursuant to the Rights Plan; (D) the approval of any stockholders of the Obligor shall be required in connection with any  reclassification  of the Common Stock, any  consolidation  or  merger  to which  the  Obligor  is a party,  any sale or transfer  of all or  substantially  all of the  assets  of the  Obligor,  or any compulsory  share  exchange  whereby the Common  Stock is  converted  into other securities,  cash or property;  or (E) the Obligor shall authorize the voluntary or  involuntary  dissolution,  liquidation  or winding up of the  affairs of the
Obligor;  then, in each case, the Obligor shall cause to be filed at each office or agency maintained for the purpose of conversion of this Debenture,  and shall cause to be mailed to the Holder at its last address as it shall appear upon the stock books of the  Obligor,  at least  twenty (20)  calendar  days prior to the applicable record or effective date hereinafter  specified, a notice stating (x)
the date on which a record  is to be taken  for the  purpose  of such  dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to
such  dividend,  distributions,   redemption,  rights  or  warrants  are  to  be
determined  or (y)  the  date on  which  such  reclassification,  consolidation, merger,  sale,  transfer or share  exchange is expected to become  effective  or close,  and the date as of which it is expected that holders of the Common Stock of record  shall be entitled to exchange  their  shares of the Common  Stock for securities,  cash or other  property  deliverable  upon  such  reclassification, consolidation,  merger,  sale,  transfer or share exchange,  provided,  that the failure to mail such  notice or any defect  therein  or in the  mailing  thereof shall not affect the validity of the corporate  action  required to be specified in such  notice.  The Holder is entitled to convert  this  Debenture  during the
20-day calendar period  commencing the date of such notice to the effective date of the event triggering such notice.

          (xi)   In case of any (1) merger or  consolidation  of the  Obligor or any  subsidiary of the Obligor with or into another  Person,  or (2) sale by the
Obligor of more than one-half of the assets of the Obligor in one or a series of related transactions,  at any time while this Debenture is outstanding, a Holder shall have the right to (A) exercise any rights under Section 2(b),  (B) convert the aggregate amount of this Debenture then outstanding into the shares of stock and other securities,  cash and property receivable upon or deemed to be held by holders of Common Stock following such merger,  consolidation  or sale, and such
Holder shall be entitled upon such event or series of related  events to receive such amount of securities,  cash and property as the shares of Common Stock into which  such  aggregate  principal  amount  of this  Debenture  could  have  been converted  immediately  prior to such merger,  consolidation or sales would have been  entitled,  or (C) in the case of a merger or  consolidation,  require  the surviving entity to issue to the Holder a convertible Debenture with a principal amount equal to the aggregate  principal  amount of this  Debenture then held by such  Holder,  plus all  accrued and unpaid  interest  and other  amounts  owing thereon,  which  such  newly  issued  convertible  Debenture  shall  have  terms identical (including with respect to conversion) to the terms of this Debenture, and shall be entitled to all of the rights and  privileges of the Holder of this
Debenture set forth herein and the agreements  pursuant to which this Debentures were issued.  In the case of clause (C), the conversion price applicable for the newly issued shares of convertible  preferred  stock or  convertible  Debentures shall be based upon the amount of securities,  cash and property that each share of Common Stock would receive in such  transaction  and the Conversion  Price in effect  immediately  prior  to  the  effectiveness  or  closing  date  for  such transaction.  The terms of any such merger,  sale or consolidation shall include such  terms so as to  continue  to give the  Holder  the  right to  receive  the securities,  cash and property set forth in this Section upon any  conversion or redemption  following  such  event.  This  provision  shall  similarly  apply to successive such events.

                                       10

     (d)  OTHER PROVISIONS.

          (i)    The  Obligor  covenants  that it will at all times  reserve and keep available out of its authorized and unissued  shares of Common Stock solely for the purpose of issuance  upon  conversion  of this  Debenture and payment of interest on this Debenture, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holder, not less than such number of shares of the Common Stock as shall (subject to any additional  requirements  of the  Obligor as to  reservation  of such shares set forth in this  Debenture) be issuable  (taking into account the  adjustments and restrictions  of Sections 2(b) and 3(c)) upon the conversion of the  outstanding principal  amount of this  Debenture  and  payment of  interest  hereunder.  The
Obligor  covenants  that all shares of Common  Stock  that shall be so  issuable shall,  upon  issue,  be duly and  validly  authorized,  issued and fully  paid, nonassessable  and, if the  Underlying  Shares  Registration  Statement has been declared  effective  under the  Securities  Act,  registered  for public sale in accordance with such Underlying Shares Registration Statement.

          (ii)   Upon a conversion  hereunder  the Obligor shall not be required to issue  stock  certificates  representing  fractions  of shares of the  Common
Stock,  but may if  otherwise  permitted,  make a cash payment in respect of any final  fraction of a share  based on the Closing Bid Price at such time.  If the
Obligor elects not, or is unable, to make such a cash payment,  the Holder shall be  entitled  to receive,  in lieu of the final  fraction of a share,  one whole share of Common Stock.

          (iii)  The issuance of certificates  for shares of the Common Stock on conversion of this Debenture  shall be made without charge to the Holder thereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such  certificate,  provided  that the Obligor shall not be required to pay any tax that may be payable in respect of any transfer  involved in the issuance and delivery of any such  certificate  upon conversion in a name other than that of the Holder of such  Debenture  so  converted  and the Obligor shall not be required to issue or deliver such certificates  unless or until the person or persons requesting the issuance thereof shall have paid to the Obligor the  amount of such tax or shall have  established  to the  satisfaction  of the
Obligor that such tax has been paid.

          (iv)   Nothing  herein shall limit a Holder's  right to pursue  actual damages  or declare  an Event of  Default  pursuant  to Section 2 herein for the
Obligor 's failure to deliver  certificates  representing shares of Common Stock upon conversion within the period specified herein and the Holder shall have the right to pursue  all  remedies  available  to it at law or in equity  including, without limitation,  a decree of specific  performance and/or injunctive relief.
The  exercise of any such rights  shall not  prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

          (v)    In addition to any other rights available to the Holder, if the
Obligor fails to deliver to the Holder such certificate or certificates pursuant to  Section  3(a)(i),  and if after  such  fifth  (5th)  Trading  Day the Holder purchases (in an open market  transaction or otherwise)  Common Stock to deliver in  satisfaction  of a sale by such Holder of the  Underlying  Shares  which the
Holder anticipated receiving upon such conversion (a "BUY-IN"), then the Obligor shall (A) pay in cash to the Holder (in addition to any remedies available to or elected by the Holder) the amount by which (x) the Holder's total purchase price

                                       11

(including  brokerage  commissions,  if any) for the Common  Stock so  purchased exceeds (y) the product of (1) the  aggregate  number of shares of Common  Stock that such Holder  anticipated  receiving from the conversion at issue multiplied by (2) the market  price of the Common Stock at the time of the sale giving rise to such purchase obligation and (B) at the option of the Holder,  either reissue a  Debenture  in the  principal  amount  equal to the  principal  amount  of the attempted  conversion  or  deliver  to the Holder the number of shares of Common
Stock that  would have been  issued had the  Obligor  timely  complied  with its delivery  requirements  under  Section  3(a)(i).  For  example,  if  the  Holder purchases  Common  Stock  having a total  purchase  price of  $11,000 to cover a
Buy-In with respect to an attempted  conversion  of  Debentures  with respect to which the market price of the Underlying  Shares on the date of conversion was a total of $10,000 under clause (A) of the  immediately  preceding  sentence,  the
Obligor shall be required to pay the Holder $1,000. The Holder shall provide the
Obligor  written notice  indicating the amounts payable to the Holder in respect of the Buy-In.

     SECTION 4.     NOTICES.   Any   notices,   consents,   waivers   or   other
communications  required or permitted to be given under the terms hereof must be in writing and will be deemed to have been  delivered:  (i) upon  receipt,  when delivered  personally;  (ii)  upon  receipt,  when sent by  facsimile  (provided confirmation of transmission  is  mechanically or  electronically  generated and kept on file by the sending  party);  or (iii) one (1) Trading Day after deposit with a nationally  recognized  overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile  numbers for such communications shall be:

If to the Company, to:     CepTor Corporation
                           200 International Circle - Suite 5100
                           Hunt Valley, MD 21030
                           Attention: Donald W. Fallon
                           Telephone: (410) 527-9998
                           Facsimile: (410) 527-9867

With a copy to:            Olshan Grundman Frome Rosenzweig & Wolosky LLP
                           Park Avenue Tower
                           65 East 55th Street
                           New York, NY 10022
                           Attention: Harvey J. Kesner, Esq.
                           Telephone: (212) 451-2259
                           Facsimile: (212) 451-2222

If to the Holder:          Cornell Capital Partners, LP
                           101 Hudson Street, Suite 3700
                           Jersey City, NJ  07303
                           Attention: Mark Angelo
                           Telephone: (201) 985-8300

                                       12

With a copy to:            David Gonzalez, Esq.
                           101 Hudson Street - Suite 3700
                           Jersey City, NJ 07302
                           Telephone: (201) 985-8300
                           Facsimile: (201) 985-8266

or at such other address and/or facsimile number and/or to the attention of such other person as the  recipient  party has  specified by written  notice given to each other  party three (3)  Business  days prior to the  effectiveness  of such change.  Written  confirmation  of receipt  (i) given by the  recipient  of such
notice,   consent,   waiver  or  other   communication,   (ii)  mechanically  or
electronically  generated by the sender's facsimile machine containing the time, date,  recipient  facsimile  number  and an  image  of the  first  page  of such transmission  or (iii) provided by a nationally  recognized  overnight  delivery service, shall be rebuttable evidence of personal service,  receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

     SECTION 5.     DEFINITIONS.  For the purposes  hereof,  the following terms shall have the following meanings:

     "BUSINESS  DAY"  means any day  except  Saturday,  Sunday and any day which shall be a federal  legal holiday in the United States or a day on which banking institutions  are  authorized or required by law or other  government  action to close.

     "CHANGE OF CONTROL  TRANSACTION" means the occurrence of (a) an acquisition after the date hereof by an  individual or legal entity or "group" (as described in Rule  13d-5(b)(1)  promulgated  under the Exchange Act) of effective  control
(whether through legal or beneficial  ownership of capital stock of the Obligor, by  contract or  otherwise)  of in excess of fifty  percent  (50%) of the voting securities of the Obligor (except that the  acquisition of voting  securities by the Holder  shall not  constitute a Change of Control  Transaction  for purposes hereof), (b) a replacement at one time or over time of more than one-half of the members of the board of  directors  of the  Obligor  which is not  approved by a majority of those  individuals  who are members of the board of directors on the date hereof (or by those  individuals who are serving as members of the board of directors on any date whose nomination to the board of directors was approved by a majority of the members of the board of directors  who are members on the date hereof), or (c) the merger, consolidation or sale of fifty percent (50%) or more of the assets of the Obligor or any subsidiary of the Obligor in one or a series of related transactions with or into another entity,.

     "COMMISSION" means the Securities and Exchange Commission.

     "COMMON STOCK" means the common stock,  par value  $0.0001,  of the Obligor and stock of any other class into which such shares may  hereafter be changed or reclassified.

     "CONVERSION  DATE"  shall  mean the date upon  which the  Holder  gives the
Obligor  notice of their  intention to effectuate a conversion of this Debenture into shares of the Company's Common Stock as outlined herein.

                                       13

     "CLOSING BID PRICE" means the price per share in the last reported trade of the Common  Stock on the OTC or on the  exchange  which the Common Stock is then listed as quoted by Bloomberg, LP.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     "ORIGINAL  ISSUE  DATE"  shall mean the date of the first  issuance of this
Debenture  regardless of the number of transfers and regardless of the number of instruments, which may be issued to evidence such Debenture.

     "PERSON" means a corporation,  a limited liability company, an association, a  partnership,  organization,  a  business,  an  individual,  a  government  or political subdivision thereof or a governmental agency.

     "SECURITIES  ACT" means the  Securities  Act of 1933,  as amended,  and the rules and regulations promulgated thereunder.

     "TRADING DAY" means a day on which the shares of Common Stock are quoted on the OTC or quoted or traded  on such  Subsequent  Market on which the  shares of
Common  Stock are then  quoted or listed;  provided,  that in the event that the shares of Common  Stock are not listed or quoted,  then Trading Day shall mean a
Business Day.

     "TRANSACTION  DOCUMENTS"  means the  Securities  Purchase  Agreement or any other agreement  delivered in connection with the Securities Purchase Agreement, including,  without limitation, the Security Agreement, the Irrevocable Transfer
Agent Instructions, and the Registration Rights Agreement.

     "UNDERLYING  SHARES"  means  the  shares  of  Common  Stock  issuable  upon conversion of this  Debenture or as payment of interest in  accordance  with the terms hereof.

     "UNDERLYING SHARES REGISTRATION  STATEMENT" means a registration  statement meeting  the  requirements  set  forth  in the  Registration  Rights  Agreement, covering among other things the resale of the  Underlying  Shares and naming the
Holder as a "selling stockholder" thereunder.

     SECTION 6.     Except as expressly  provided  herein,  no provision of this
Debenture  shall  alter or impair  the  obligations  of the  Obligor,  which are absolute and unconditional,  to pay the principal of, interest and other charges
(if any) on, this  Debenture at the time,  place,  and rate,  and in the coin or currency,  herein  prescribed.  This  Debenture  is a direct  obligation  of the
Obligor.  This  Debenture  ranks  pari passu  with all other  Debentures  now or hereafter issued under the terms set forth herein.  As long as this Debenture is outstanding, the Obligor shall not, without the consent of the Holder, (i) amend its  certificate of  incorporation,  bylaws or other charter  documents so as to adversely  affect any rights of the Holder;  (ii) repay,  repurchase or offer to repay,  repurchase  or  otherwise  acquire  shares of its Common  Stock or other equity securities other than as to the Underlying Shares to the extent permitted or required under the Transaction  Documents;  or (iii) enter into any agreement with respect to any of the foregoing.

     SECTION 7.     This  Debenture  shall not  entitle the Holder to any of the rights of a stockholder of the Obligor,  including without limitation, the right to vote, to receive dividends and other distributions,  or to receive any notice

                                       14

of, or to attend,  meetings  of  stockholders  or any other  proceedings  of the
Obligor,  unless  and to the extent  converted  into  shares of Common  Stock in accordance with the terms hereof.

     SECTION 8.     If this Debenture is mutilated,  lost,  stolen or destroyed, the Obligor shall execute and deliver, in exchange and substitution for and upon cancellation of the mutilated Debenture,  or in lieu of or in substitution for a lost, stolen or destroyed Debenture, a new Debenture for the principal amount of this Debenture so mutilated,  lost, stolen or destroyed but only upon receipt of evidence  of such  loss,  theft or  destruction  of such  Debenture,  and of the ownership hereof, and indemnity,  if requested,  all reasonably  satisfactory to the Obligor.

     SECTION 9.     No  indebtedness  of the Obligor is senior to this Debenture in  right  of  payment,  whether  with  respect  to  interest,  damages  or upon liquidation  or  dissolution  or otherwise.  Without the Holder's  consent,  the
Obligor will not, directly or indirectly,  enter into, create,  incur, assume or suffer to exist any  indebtedness  of any kind, on or with respect to any of its property or assets now owned or hereafter  acquired or any  interest  therein or any income or profits therefrom that is senior in any respect to the obligations of the Obligor under this Debenture.

     SECTION 10.    This  Debenture  shall  be  governed  by  and  construed  in accordance  with the laws of the State of  Delaware,  without  giving  effect to conflicts of laws thereof.  Each of the parties  consents to the jurisdiction of the Superior  Courts of the State of New Jersey  sitting in Hudson  County,  New
Jersey and the U.S.  District  Court for the  District of New Jersey  sitting in
Newark,  New Jersey in connection  with any dispute arising under this Debenture and hereby  waives,  to the maximum  extent  permitted  by law,  any  objection, including  any  objection  based on FORUM NON  CONVENIENS to the bringing of any such proceeding in such jurisdictions.

     SECTION 11.    If the Obligor  fails to  strictly  comply with the terms of this  Debenture,  then the Obligor shall  reimburse the Holder  promptly for all fees, costs and expenses,  including, without limitation,  reasonable attorneys'
fees and expenses  reasonably incurred by the Holder in any action in connection with this Debenture,  including,  without limitation, those incurred: (i) during any workout, attempted workout, and/or in connection with the rendering of legal advice as to the Holder's rights, remedies and obligations,  (ii) collecting any sums  which  become  due to the  Holder,  (iii)  defending  or  prosecuting  any proceeding  or any  counterclaim  to any  proceeding  or  appeal;  or  (iv)  the protection, preservation or enforcement of any rights or remedies of the Holder.

     SECTION 12.    Any  waiver by the  Holder of a breach of any  provision  of this Debenture  shall not operate as or be construed to be a waiver of any other breach  of such  provision  or of any  breach  of any  other  provision  of this
Debenture. The failure of the Holder to insist upon strict adherence to any term of this Debenture on one or more  occasions  shall not be considered a waiver or deprive that party of the right  thereafter  to insist upon strict  adherence to that term or any other term of this Debenture. Any waiver must be in writing.

     SECTION 13.    If any  provision of this  Debenture is invalid,  illegal or unenforceable,  the balance of this Debenture shall remain in effect, and if any provision is inapplicable to any person or circumstance,  it shall  nevertheless remain applicable to all other persons and  circumstances.  If it shall be found

                                       15

that any interest or other amount deemed  interest due  hereunder  shall violate applicable laws governing  usury,  the applicable rate of interest due hereunder shall  automatically be lowered to equal the maximum permitted rate of interest.
The Obligor  covenants  (to the extent that it may lawfully do so) that it shall not at any time insist upon,  plead, or in any manner  whatsoever  claim or take the benefit or advantage of, any stay, extension or usury law or other law which would  prohibit  or forgive  the  Obligor  from paying all or any portion of the principal of or interest on this  Debenture  as  contemplated  herein,  wherever enacted,  now or at any time  hereafter  in  force,  or  which  may  affect  the covenants or the performance of this  indenture,  and the Obligor (to the extent it may lawfully do so) hereby  expressly waives all benefits or advantage of any such law,  and  covenants  that it will not, by resort to any such law,  hinder, delay or impeded the  execution of any power herein  granted to the Holder,  but will  suffer and permit  the  execution  of every such as though no such law has been enacted.

     SECTION 14.    Whenever any payment or other obligation  hereunder shall be due on a day other than a Business  Day,  such payment shall be made on the next succeeding Business Day.

     SECTION 15.    THE PARTIES HEREBY KNOWINGLY,  VOLUNTARILY AND INTENTIONALLY
WAIVE  THE  RIGHT  ANY OF THEM  MAY HAVE TO A TRIAL  BY JURY IN  RESPECT  OF ANY
LITIGATION  BASED  HEREON OR ARISING OUT OF,  UNDER OR IN  CONNECTION  WITH THIS
AGREEMENT  OR ANY  TRANSACTION  DOCUMENT  OR ANY  COURSE OF  CONDUCT,  COURSE OF
DEALING,  STATEMENTS  (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY.  THIS
PROVISION  IS  A  MATERIAL  INDUCEMENT  FOR  THE  PARTIES'  ACCEPTANCE  OF  THIS
AGREEMENT.

                   [REMAINDER OF PAGE INTENTIONLLY LEFT BLANK]

                                       16

     IN WITNESS  WHEREOF,  the  Obligor  has  caused  this  Secured  Convertible
Debenture to be duly  executed by a duly  authorized  officer as of the date set forth above.

                                       CEPTOR CORPORATION

                                       By: /s/ William Pursley
                                           -------------------------------------
                                       Name:  William .
Pursley
                                       Title: Chief Executive Officer

                                       17

                                   EXHIBIT "A"

                              NOTICE OF CONVERSION

        (TO BE EXECUTED BY THE HOLDER IN ORDER TO CONVERT THE DEBENTURE)

TO:

     The undersigned hereby irrevocably elects to convert  $_________________ of the  principal  amount of the above  Debenture  into  Shares of Common  Stock of
CepTor  Corporation,  according  to the  conditions  stated  therein,  as of the
Conversion Date written below.

CONVERSION DATE:                          ______________________________________

APPLICABLE CONVERSION PRICE:              ______________________________________

SIGNATURE:                                ______________________________________

NAME:                                     ______________________________________

ADDRESS:                                  ______________________________________

AMOUNT TO BE CONVERTED:                   $_____________________________________

AMOUNT OF DEBENTURE
UNCONVERTED:                              $_____________________________________

CONVERSION PRICE PER SHARE:               $_____________________________________

NUMBER OF  SHARES OF COMMON
STOCK TO BE ISSUED:                       ______________________________________

PLEASE ISSUE THE SHARES OF
COMMON STOCK IN THE FOLLOWING
NAME AND TO THE FOLLOWING
ADDRESS:                                  ______________________________________

ISSUE TO:                                 ______________________________________

AUTHORIZED SIGNATURE:                     ______________________________________

NAME:                                     ______________________________________

TITLE:                                    ______________________________________

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